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                                                                    EXHIBIT 23.5

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No. 2 to the Registration Statement (Form S-4 No. 333-55943) and related Prospectus of Amazon.com, Inc. for the registration of 30,000,000 shares of its common stock, and to the incorporation by reference therein of our report dated May 12, 1999, with respect to the consolidated financial statements of Accept.com, Inc. for the year ended December 31, 1998, included in the Current Report (Form 8-K) of Amazon.com, Inc. filed with the Securities and Exchange Commission on June 10, 1999.

                                          ERNST & YOUNG LLP

San Jose, California
August 3, 1999